SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            MID-ATLANTIC REALTY TRUST
             (Exact name of registrant as specified in its charter)


              Maryland                                    52-1832411
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


170 W. Ridgely Road, Suite 300                            21093
   Lutherville, Maryland                               (Zip Code)
(Address of principal executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                        Name of each exchange on which
   to be so registered                        each class is to be registered

Common Shares of Beneficial Interest,        New York Stock Exchange, Inc.
par value $.01 per share

$35,466,000 aggregate principal amount       New York Stock Exchange, Inc.
  7.625% Convertible Subordinated
       Debentures due 2003




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Item 1.  Description of Registrant's Securities to be Registered

         The Registrant hereby incorporates the description of its Common Shares of Beneficial Interest, par value $.01 per share, contained in the Prospectus included in its Registration Statement on Form S-11, Registration No. 33-66386, filed with the Commission on July 22, 1993, under the heading "DESCRIPTION OF COMMON SHARES OF BENEFICIAL INTEREST".

         The Registrant hereby incorporates the description of its 7.625% Convertible Subordinated Debentures due 2003, contained in the Prospectus included in its Registration Statement on Form S-11, Registration No. 33-66386, filed with the Commission on July 22, 1993, under the heading "DESCRIPTION OF THE DEBENTURES".


Item 2.  Exhibits

         The following documents are included as Exhibits to this Registration Statement as filed with the New York Stock Exchange, Inc.:

         1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange, Inc.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                       MID-ATLANTIC REALTY TRUST
Date:  September 16, 1997


                                       By:__________________________________
                                          F. Patrick Hughes
                                          President and Chief Executive Officer


R19552.633 Y:3


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